EXHIBIT 99.A

                    [LETTERHEAD OF MAYRATH, SEALE & COMPANY]

                                  June 18, 1998

To the Board of Directors
RGS, INC.
Dallas, Texas

      We have compiled the accompanying statement of assets, liabilities and stockholder's equity - income tax basis of RGS, INC. of October 31, 1997, and the related statement of revenues, expenses and retained earnings - income tax basis for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

      The company's policy is to prepare its financial statements on the accounting basis used for income tax purposes. Certain capitalized leases and their related liabilities have been valued using the accounting basis used for income tax purposes. Accordingly, the accompanying financial statements are not intended to present the financial position and results of operations in conformity with generally accepted accounting principles.

      A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

      Management has elected to omit substantially all of the disclosures ordinarily included in financial statements. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, stockholder's equity, revenues, and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

      We are not independent with respect to RGS, Inc.


                                       /s/ MAYRATH, SEALE & COMPANY
                                       MAYRATH, SEALE & COMPANY, LLP

                                                                       EXHIBIT A

                                    RGS, INC.
  STATEMENT OF ASSETS, LIABILITIES AND STOCKHOLDER'S EQUITY -- INCOME TAX BASIS
                                OCTOBER 31, 1997

                                     ASSETS

ASSETS
   Cash                                                        $   10,245
   Receivable - Affiliates                                        773,332
   Property and Equipment                                       3,035,863
   Land                                                         1,333,588
   Loan Acquisition Costs                                         407,175
   Accumulated Depreciation and Amortization                     (786,051)
                                                               ----------
                                                                3,990,575
                                                               ----------
                                                               $4,774,152
                                                               ==========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
   Accounts Payable                                            $    1,146
   Deferred Income                                                  4,131
   Accrued Interest                                                26,171
   Notes Payable                                                1,090,386
                                                               ----------
                                                                1,121,834
STOCKHOLDER'S EQUITY
   Common Stock                                                     1,000
   Retained Earnings                                            3,651,318
                                                               ----------
                                                                3,652,318
                                                               ----------
                                                               $4,774,152
                                                               ==========

See accountants' compilation report.

                                                                       EXHIBIT A

                                    RGS, INC.
    STATEMENT OF REVENUES, EXPENSES AND RETAINED EARNINGS - INCOME TAX BASIS
                       FOR THE YEAR ENDED OCTOBER 31, 1997

REVENUES                                                            $  180,689

OPERATING EXPENSES
    Depreciation and Amortization                                       56,490
    Interest                                                            40,104
    Other Deductions                                                    73,872
    Rent                                                               129,616
    Repairs and Maintenance                                              6,063
    Taxes                                                               32,395
                                                                    ----------
                                                                       338,540
                                                                    ----------

LOSS FROM OPERATIONS                                                  (157,851)

OTHER EXPENSES
    Loss on Sale of Assets                                             (91,293)
                                                                    ----------

EXCESS OF EXPENSES OVER REVENUES                                      (249,144)

Beginning Retained Earnings                                          3,900,462
                                                                    ----------

ENDING RETAINED EARNINGS                                            $3,651,318
                                                                    ==========


See accountants' compilation report.